SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 18, 1998



                            AmeriVest Properties Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                        1-14462                 84-1240264
          --------                        -------                 ----------
(State or other jurisdiction         (Commission File           (IRS Employer
 of incorporation)                    Number)                Identification No.)



             7100 Grandview Avenue, Suite 1, Arvada, Colorado 80002
             ------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 421-1224

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

On August 18, 1998, the Registrant completed the acquisition of four office buildings (the "Acquired Buildings") in the State of Texas. The Acquired Buildings contain an aggregate of approximately 60,200 square feet. The aggregate purchase price for the Acquired Buildings consisted of approximately $1,953,000 in cash and the assumption of approximately $1,672,000 of existing debt. The cash portion of the purchase price was made available through the refinancing of Registrant's four self-storage facilities. Three of the self-storage facilities were refinanced by ARCHON Financial, L.P., an affiliate of Goldman, Sachs & Co., and the fourth was refinanced by First National Bank of Arvada, Colorado.

     The Acquired Buildings were purchased from Five N-B Properties, L.P. ("Five N-B"), a Delaware limited partnership. The purchase price of the Acquired Buildings was determined through negotiations between the Registrant and Five N-B. There are no material relationships between Five N-B and any of Registrant, Registrant's directors or officers, or associates of Registrant's directors or officers.

Item 5. Other Events.
        -------------

     Press Release. The press release of the Registrant dated August 19, 1998, which is filed as Exhibit 99.1 to this Form 8-K, is incorporated into this Item 5 by this reference.


Item 7. Financial Statements And Exhibits.
        ----------------------------------

     (a) Financial Statements Of Business Acquired

     The financial statements required by this section will be filed by amendment.

     (c) Exhibits.

                                  Exhibit Index
                                  -------------

Exhibit
Number            Description
------            -----------

99.1              Press release dated August 19, 1998.

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




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 21, 1998                       AMERIVEST PROPERTIES INC.
     -------------------



                                             By: /s/ James F. Etter
                                                --------------------------------
                                                James F. Etter
                                                President


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